Exhibit 99.1

           Cheniere Energy Expands Senior Management Team;
      Stan Horton Appointed President & Chief Operating Officer

    HOUSTON--(BUSINESS WIRE)--April 4, 2005--Cheniere Energy, Inc. (AMEX:LNG) announced today the appointment of Stanley C. Horton to the position of president and chief operating officer effective April 18, 2005.
    Cheniere Chairman and CEO Charif Souki said, "We are pleased to have a leader of Stan's stature and experience joining Cheniere Energy's executive team. Stan brings a tremendous wealth of knowledge and operational expertise to the company as we focus on the execution of our long-term strategy to become the nation's premier LNG receiving company."
    Stan Horton said, "I am very excited to be joining Cheniere's team. LNG will play a critical role in meeting our country's future energy needs and Cheniere is at the forefront of developing new LNG receiving terminals to meet this demand."
    Mr. Horton has over 30 years of experience in the natural gas and energy industry. Most recently he served as president and chief operating officer of Southern Union's CrossCountry Energy and Panhandle Energy -- owner and operator of 18,000 miles of interstate pipelines and the Lake Charles LNG receiving terminal. Previous positions include President of Northern Natural Gas, Transwestern Pipeline, and Florida Gas Transmission.
    Mr. Horton currently serves on both the Executive Committee and the Board of Directors for the Interstate Natural Gas Association of America and was its chairman in 2000. He also has chaired the Gas Industry Standards Board (2000) and the Natural Gas Council (2002). He previously served on the Board of Directors for Portland General Electric and the Board of Directors for Elektro Eletricidade e Servicos S.A. He was a member of Northern Border Partners' Policy Committee. Mr. Horton received a Bachelor of Science in Finance from the University of Florida and a Master of Science from Rollins College.
    Cheniere Energy, Inc. is a Houston-based energy company engaged in developing LNG Receiving Terminals and Gulf of Mexico Exploration & Production. Cheniere is building a 100% owned Gulf Coast LNG Receiving Terminal near Sabine Pass in Cameron Parish, La., and developing 100% owned Gulf Coast LNG Receiving Terminals near Corpus Christi, Texas, and near the Creole Trail in Cameron Parish, La. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG Receiving Terminal in Freeport, Texas. Cheniere explores for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P., which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.
    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy, Inc., Houston
             Suzanne McLeod, 713-265-0208
             info@cheniere.com